SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 1, 2001

                               The CIT Group, Inc.
             (Exact name of registrant as specified in its charter)

Nevada                           1-1861                      65-1051227
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

                           1211 Avenue of the Americas
                            New York, New York 10036

Registrant's telephone number, including area code    (212) 536-1390

________________________________________________________________________________
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

      Prior to June 1, 2001, the registrant operated as The CIT Group, Inc., a Delaware corporation ("CIT Delaware") and was the largest independent commercial finance company. On June 1, 2001, Tyco International Ltd., a diversified manufacturing and service company, acquired CIT Delaware in a merger of CIT Delaware with CIT Holdings (NV) Inc., a Nevada Corporation and a wholly-owned subsidiary of Tyco. In the merger, each publicly held share of CIT Delaware was exchanged for 0.6907 Tyco shares. In addition, immediately prior to the merger, CIT Holdings purchased from The Dai-Ichi Kangyo Bank, Limited 71 million shares of CIT Delaware at a price of $35.02 per share in cash. The source of funds used to purchase the shares of Dai-Ichi was the commercial paper program of a subsidiary of Tyco, refinanced in part with the proceeds of Tyco's recent public equity offering. The total transaction is valued at approximately $10 billion.

      Immediately following the merger, CIT Holdings, which was the surviving corporation in the merger, contributed all of the assets of CIT Delaware to a Nevada subsidiary, and the subsidiary assumed all of the liabilities of CIT Delaware, with the exception of certain rights and obligations of CIT Delaware relating to the exchange of shares of a subsidiary of CIT Delaware for shares of Tyco. In connection with this contribution, the subsidiary changed its name to The CIT Group, Inc.

      As a result of the merger and contribution, The CIT Group, Inc., a Nevada corporation ("CIT"), became the successor to CIT Delaware. CIT will continue to operate independently, with its own credit ratings on its debt securities and commercial paper. Tyco has not guaranteed CIT's indebtedness. CIT will continue to file reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission as a separate registrant with respect to its registered debt securities.

Item 4. Changes in Registrant's Certifying Accountants.

      Prior to Tyco's acquisition of CIT, the independent auditor for CIT Delaware was KPMG LLP. The independent auditor for Tyco is PricewaterhouseCoopers ("PwC"). On June 1, 2001, in connection with the acquisition referred to in Item 1, Tyco and CIT jointly determined that CIT would terminate its audit engagement with KPMG and enter into an audit engagement with PwC, in order to facilitate the auditing of Tyco's consolidated financial statements. The termination of KPMG's audit engagement was not the result of any disputes or disagreements between CIT or CIT Delaware and KPMG during the past two years. CIT's Board of Directors approved the appointment of PwC as the independent auditors for CIT.


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

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

      10.13 Agreement, dated as of June 1, 2001, between CIT Holdings (NV) Inc., a wholly owned subsidiary of Tyco International Ltd., and The CIT Group, Inc., a Nevada corporation, regarding transactions between CIT Holdings and CIT.

      99.1 Letter from KPMG LLP to the Securities and Exchange Commission stating that it agrees with the statement made by CIT regarding its change in accountants.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE CIT GROUP, INC.
                                               ---------------------------------
                                               (Registrant)

                                           By: /s/ JOSEPH M. LEONE
                                               ---------------------------------
                                               Joseph M. Leone
                                               Executive Vice President and
                                               Chief Financial Officer

                                           By: /s/ MARK H. SWARTZ
                                               ---------------------------------
                                               Mark H. Swartz
                                               Vice President

Dated: June 7, 2001


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